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                                   EXHIBIT 8



                                  TAX OPINION


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                                July 11, 1995



Mt. Vernon Financial Corporation
2408 Mt. Vernon Road
Dunwoody, GA  30238


The Colonial BancGroup, Inc.
One Commerce Street, Suite 800
Montgomery, AL  36104

Ladies and Gentlemen:

         You have requested our opinion with respect to certain federal income tax consequences of the proposed merger of Mt. Vernon Financial Corporation ("Financial") with and into The Colonial BancGroup, Inc. ("BancGroup"). For purposes of rendering this opinion, we have reviewed and relied on the Agreement and Plan of Merger between Financial and BancGroup, dated as of May 4, 1995 (the "Merger Agreement"), the Form S-4 Registration Statement filed with the Securities and Exchange Commission (the "S-4"), the certificates attached hereto, and such other documents as we have considered appropriate. Unless otherwise indicated, terms used in this opinion have the same meaning as in the S-4.

         For purposes of this opinion, we have assumed that the Merger will be consummated on the Effective Date pursuant to the terms and conditions set forth in the Merger Agreement. We have assumed that the value of any shares of Financial Common Stock sold, redeemed or otherwise disposed of prior to and in contemplation of the Merger plus the shares of Financial Common Stock converted to cash pursuant to a shareholder's statutory right to dissent to the Merger does not exceed more than fifty percent (50%) of the value of all shares of Financial Common Stock outstanding as of the Effective Date plus the value of any shares of Financial Common Stock sold, redeemed or disposed of prior to and in contemplation of the Merger. Also, we have assumed that there is no plan or intention on the part of the shareholders of Financial to sell, exchange or otherwise dispose of a number of shares of BancGroup Common Stock received in the Merger that would reduce Financial shareholders' ownership of BancGroup Common Stock to a number of shares having a value, as of the Effective Date, of



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Mt. Vernon Financial Corporation
The Colonial BancGroup, Inc.
July 11, 1995
Page 2


less than fifty percent (50%) of the value of all of the formerly outstanding Common Stock of Financial as of the Effective Date plus the value of any shares of Financial Common Stock sold, redeemed or disposed of prior to and in contemplation of the Merger. We have also assumed that no shares of Financial Common Stock shall be converted into cash as contemplated under Section 3.7 of the Merger Agreement as a result of the inability of BancGroup to register or otherwise qualify shares of BancGroup Common Stock for sale in any state, territory or other jurisdiction.

         In addition, we have assumed with your permission that the facts certified to us in writing by Financial and BancGroup, which are set forth in the certificates attached hereto, apply as of the Effective Date. Copies of such certificates are attached hereto and incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts which have been certified to us, upon which this opinion is based.

         This opinion is based on the Code, Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to certain Financial shareholders in light of their particular circumstances, including persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold Financial Common Stock as "capital assets" within the meaning of Section 1221 of the Code, and shareholders who acquired their shares of Financial Common Stock pursuant to the exercise of Financial options or otherwise as compensation.

         Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, and the following federal income tax consequences will result to Financial shareholders who exchange their Financial Common Stock for BancGroup Common Stock:

                (a) No gain or loss will be recognized for federal income tax purposes by Financial shareholders upon the exchange of their shares of Financial Common Stock for BancGroup Common Stock.

                (b) The basis of the shares of BancGroup Common Stock to be received by Financial shareholders will be the same as the basis of Financial Common Stock surrendered in exchange therefor.

                (c) The holding period of the BancGroup Common Stock to be received by each Financial shareholder will include the period during which the shares of Financial Common Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholders as a capital asset at the effective time of the Merger.


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Mt. Vernon Financial Corporation
The Colonial BancGroup, Inc.
July 11, 1995
Page 3

                (d) The payment of cash in lieu of fractional shares of BancGroup Common Stock will be treated as if the fractional shares were issued as part of the exchange and then redeemed by BancGroup. These cash payments will be treated as having been received as distributions in full payment in exchange for the fractional shares of BancGroup Common Stock redeemed as provided in Section 302(a) of the Code. Each affected Financial shareholder should consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend).

                (e) No gain or loss will be recognized for federal income tax purposes by Financial or BancGroup as a consequence of the Merger except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

         This opinion is being rendered solely to the parties to whom it is addressed and the shareholders of Financial. This opinion may not be relied upon by any other party without the express written permission of our Firm. We hereby consent to the reference to our Firm in, and to the filing of this opinion as an exhibit to, the S-4.

                                                 Very truly yours,

                                          /s/ Powell, Goldstein, Frazer & Murphy
                                          --------------------------------------
                                          POWELL, GOLDSTEIN, FRAZER & MURPHY



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                                 CERTIFICATE OF
                        MT. VERNON FINANCIAL CORPORATION



                In connection with the merger of Mt. Vernon Financial Corporation ("Financial") with and into The Colonial BancGroup, Inc. ("BancGroup") with BancGroup as the surviving entity, and in accordance with the Agreement and Plan of Merger by and between Financial and BancGroup dated as of May 4, 1995 (the "Agreement"), Anthony L. Watts of Financial, makes the following certifications. Unless otherwise indicated, terms used in this certificate have the same meaning as in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on or about July 1, 1995, as amended.

                1. The undersigned is the President of Financial, a corporation organized and existing under the laws of the State of Georgia, and in such capacity has access to the information contained herein.

                2. To the best knowledge and belief of such officer, the following facts and representations made on behalf of the management of Financial, presented to Powell, Goldstein, Frazer & Murphy in connection with rendering the tax opinion referred to in Section 8.5 of the Agreement, are on the date hereof, true, correct, and complete.

                3. Financial has paid or will pay the expenses it incurred in connection with the Merger. Financial did not and will not pay the expenses of BancGroup or any shareholder of Financial incurred in connection with the Merger.

                4. There is no indebtedness outstanding between Financial and BancGroup which was issued, acquired or will be settled at a discount.

                5. Not more than 25 percent of the fair market value of Financial's total assets consist of stock and securities of any one issuer, and not more than 50 percent of the fair market value of its total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least 50 percent of the voting power or 50 percent of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                6. Financial is not aware of any transfers of Financial Common Stock by any of its shareholders prior to the Effective Date of the Merger which were made in


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contemplation of the Merger, nor did Financial redeem any of its stock in anticipation of, or as part of a plan involving, the acquisition of Financial by BancGroup other than pursuant to shareholder statutory dissenter's rights.

                7. No holders of Financial Common Stock who receive shares of BancGroup Common Stock pursuant to the Merger Agreement, plan or intend to sell, exchange, or otherwise dispose of a number of shares of BancGroup Common Stock received pursuant to the Merger such that the ownership of BancGroup Common Stock by the holders of Financial Common Stock would be reduced to a number of shares having a value, as of the Effective Date, which was less than fifty percent (50%) of the fair market value of the outstanding Financial Common Stock as of the Effective Date. For purposes hereof, shares of Financial Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of BancGroup fractional shares, shall be deemed to be outstanding Financial Common Stock as of the Effective Date. Moreover, all shares of Financial Common Stock and shares of BancGroup Common Stock held by Financial shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger have been considered in making this representation.

                8. The liabilities of Financial, if any, assumed by BancGroup and the liabilities to which the transferred assets of Financial are subject were incurred by Financial in the ordinary course of its business.

                9. The fair market value of assets of Financial transferred to BancGroup equalled or exceeded the sum of the liabilities assumed by BancGroup plus the amount of liabilities, if any, to which the transferred assets were subject.

                10. The fair market value of the BancGroup Common Stock and cash, if any, received by each Financial shareholder approximately equalled the fair market value of the Financial Common Stock surrendered in the Merger.

                11. None of the compensation received by any shareholder-employees of Financial was or will be separate consideration for, or allocable to, any of their shares of Financial Common Stock; none of the shares of BancGroup Common Stock or cash, if any, received by any shareholder-employees of Financial is separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Financial is or will be for services actually rendered and was or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                12. The transfer of assets pursuant to the Merger Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.





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                IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 28th day of June, 1995.


                                             /s/ Anthony L. Watts
                                             --------------------------------
                                             Anthony L. Watts
                                             President





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                                 CERTIFICATE OF
                          THE COLONIAL BANCGROUP, INC.


                In connection with the merger of Mt. Vernon Financial Corporation ("Financial") with and into The Colonial BancGroup, Inc. ("BancGroup") with BancGroup as the surviving entity, and in accordance with the Agreement and Plan of Merger by and between Financial and BancGroup dated as of May 4, 1995 (the "Agreement"), W. Flake Oakley, IV, Chief Financial Officer of BancGroup, makes the following certifications. Unless otherwise indicated, terms used in this certificate have the same meaning as in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on or about July 1, 1995, as amended.

                1. The undersigned is the Chief Financial Officer of BancGroup, a corporation organized and existing under the laws of the State of Delaware, and in such capacity has access to the information contained herein.

                2. To the best knowledge and belief of such officer, the following facts and representations made on behalf of the management of BancGroup, presented to Powell, Goldstein, Frazer & Murphy in connection with rendering the Tax Opinion referred to in the Agreement, are on the date hereof true, correct, and complete.

                3. The Merger is expected to expand BancGroup's market share by providing it with a presence in Georgia, which is a region of strategic importance to BancGroup.

                4. The payment of cash in lieu of fractional shares of BancGroup Common Stock is solely for the purpose of avoiding the expense and inconvenience to BancGroup of issuing fractional shares and is not separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Financial shareholders in lieu of issuing fractional shares of BancGroup stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Financial shareholders in exchange for their shares of Financial stock. The fractional share interests of each Financial shareholder will be aggregated, and no Financial shareholder will receive cash in an amount equal to or greater than the value of one full share of BancGroup stock.

                5. The fair market value of the BancGroup Common Stock and cash, if any, received by the shareholders of Financial will be, in each instance, approximately equal to the fair market value of the Financial Common Stock surrendered in exchange therefor.

                6. BancGroup has no present plan or intention to reacquire any of its


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Common Stock issued in the Merger.  BancGroup knows of no plan or intention by any shareholders of Financial to sell, exchange, or otherwise dispose of any of the shares of BancGroup Common Stock received by them in the Merger. In addition, BancGroup is not aware of any transfers of Financial Common Stock by any of Financial's shareholders prior to the Effective Date of the Merger which were made in contemplation of the Merger, nor is BancGroup aware of Financial having redeemed any stock or of having made any distribution with respect to any of its stock in anticipation of, or as part of a plan involving, the acquisition of Financial by BancGroup other than pursuant to shareholder statutory dissenter's rights.

                7. Following the Effective Date, it is BancGroup's plan that it will either (i) continue the historic business of Financial's wholly-owned subsidiary, Mt. Vernon Federal Savings Bank ("Bank"), or (ii) use, as a going concern, a significant portion of Bank's business assets. BancGroup has no plan or intention to sell or otherwise dispose of any of the assets of Financial acquired in the transaction except for dispositions made in the ordinary course of business, or transfers to a corporation controlled by BancGroup. For purposes of the foregoing, BancGroup is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

                8. BancGroup has paid or will pay expenses it incurred in connection with the Merger. BancGroup did not and will not pay the expenses of Financial or any shareholder of Financial incurred in connection with the Merger.

                9. There is no indebtedness outstanding between Financial and BancGroup, which was issued, acquired, or will be settled at a discount.

                10. Not more than twenty-five percent (25%) of the fair market value of BancGroup's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers.
For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                11. None of the compensation received by any shareholder-employees of Financial was or will be separate consideration for, or allocable to, any of their shares of



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Financial Common Stock; none of the shares of BancGroup Common Stock or cash, if any, received by any shareholder-employees of Financial is separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of Financial is or will be for services actually rendered and was or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                12. The transfer of assets pursuant to the Merger Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

                13. BancGroup will cause all shares of BancGroup Common Stock to be registered or otherwise qualified for sale pursuant to the securities laws of any state, territory or other jurisdiction such that shares of Financial Common Stock will not be converted to cash pursuant to the terms of
Section 3.7 of the Merger Agreement.

                IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 11th day of July, 1995.
                                                /s/ W. Flake Oakley, IV
                                                ------------------------------
                                                W. Flake Oakley, IV
                                                Chief Financial Officer


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